As Filed with the Securities and Exchange Commission January 7, 2008

Registration No.:  333-147261

U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form SB-2/Pre Effective Amendment Two

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAURENCE ASSOCIATES CONSULTING, INC.

130 College Street, Suite 200A

South Hadley, MA 01075

413-533-3334

(Address and telephone number of principal executive offices)

Frederick L. Sliva

Laurence Associates Consulting, Inc.

130 College Street, Suite 200A

South Hadley, MA 01075

413-533-3334

(Name, address and telephone number of agent for service)

Nevada	7361	20-5754991
(State or other jurisdiction of incorporation or organization)	Primary Industrial Classification	(I.R.S. Employer Identification No.)

WITH A COPY TO

Gary B. Wolff, Esq.

Gary B. Wolff, P.C.

488 Madison Avenue, Suite 1100

New York, New York 10022

212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐ -

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 par value per share	1,596,100 shares	$ .01	$ 15,961	$ 0.63*

* Paid with initial filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

_____________________________

Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in October 2007) which shares of common stock were all issued at $.001 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.001 price indicated.

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA	2
RISK FACTORS	3
USE OF PROCEEDS	10
SELLING STOCKHOLDERS	10
DETERMINATION OF OFFERING PRICE	13
DIVIDEND POLICY	13
MARKET FOR SECURITIES	14
NOTE REGARDING FORWARD LOOKING STATEMENTS	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	14
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	21
PRINCIPAL SHAREHOLDERS	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
DESCRIPTION OF CAPITAL STOCK	26
PLAN OF DISTRIBUTION	28
LEGAL MATTERS	32
EXPERTS	33
WHERE YOU CAN FIND MORE INFORMATION	33

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2008

1,596,100 SHARES

COMMON STOCK

LAURENCE ASSOCIATES CONSULTING, INC.

As of January 7, 2008, we had 10,000,000 shares of our common stock outstanding. This is a resale prospectus for the resale of up to 1,596,100 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Frederick L. Sliva, our president, is registering 900,000 shares (or approximately 56.4%of the total shares being registered). We will not receive any proceeds from the sale of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment. In October 2007, we sold 700,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. Of the 700,000 shares sold, 40,000 (0.4%) of all outstanding shares were sold to a director and a person directly related to a director and 300,000 (3%) shares were sold to the Company’s counsel. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices. Our president, who is deemed to be an underwriter must offer his shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2008.

PROSPECTUS SUMMARY

About Laurence Associates Consulting, Inc.

Laurence Associates Consulting, Inc. was founded as a Massachusetts corporation on October 10, 2006 and became a corporation under the laws of the State of Nevada on September 28, 2007. At January 7, 2008, we had one employee, our founder and president, Frederick L. Sliva, who devotes fulltime to us.

We are an executive search firm that specializes in serving the paper, film, coating, converting, and packaging industries. Although we specialize in retainer searches, we also do searches on a contingency basis. Most of our searches involve assisting clients to identify and hire management, technical, marketing and supervisory personnel with annual salaries generally ranging from $100,000 to $300,000.

During October 2007, we sold 700,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  The price per share was determined by our board of directors so as to be equal to our par value per share ($.001).  Our president is selling 900,000 shares or 56.4% of the 1,596,100 shares being registered. Upon the completion of this offering, our president will beneficially own 84% of our outstanding common stock assuming the sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by clients, potential clients and others, as well as the possibility of providing liquidity to our shareholders.

Laurence Associates Consulting, Inc. has limited financial resources and has not established a source of equity or debt financing.

Our principal executive offices are located at 130 College Street, Suite 200A, South Hadley, MA 01075, and our telephone number is 413-533-3334. Our website is www.laurenceassoc.com. We may refer to ourselves in this document as "Laurence," the “Company,” "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 15.96% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,596,100 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. A market maker has filed a Rule 211 application with the Financial Industry Regulatory Authority (hereinafter “FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Our president, who is deemed to be an underwriter must offer his shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	June 30,2007	September 30, 2007
(unaudited)
Current assets	$ 35,958	$ 26,567

Current liabilities	$ 27,175	$ 13,760

Stockholders’ equity	$ 8,783	$ 12,807

Income Data:
	Period from October 10, 2006 (inception) through June 30, 2007	Three Months Ended September 30, 2007

Sales	$137,300	$31,250
Compensation	$56,478	$14,690
Referral fees and other costs	$24,351	$-
General and administrative	$30,898	$11,826
Start-up	$15,240	$-
Net income	$8,783	$4,024
Net income per common share – basic and diluted	$0.00	$0.00
Weighted average number of shares outstanding – basic and diluted	9.300,000	9,300,000

Note – Earnings per share has been presented as if Laurence had its current corporate capital structure as of inception

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

Laurence has limited financial resources which may make it more difficult for us to raise capital or other financing. Absent financial resources, we will be unable to undertake programs designed to expand our business.

Laurence has limited financial resources and has not established a source of equity or debt financing. In addition, Laurence had very limited working capital, $12,807 at September 30, 2007.

If we are unable to generate additional revenue or obtain financing or if the financing we do obtain is insufficient to cover any operating losses that we may incur, we may have to substantially curtail our operations. To date, no Laurence officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

2.

Our limited operating history makes it difficult for investors to evaluate our business and the risks and uncertainties frequently encountered by new companies.

Our business operations began in October 2006, and, as a result, we have a very limited operating history. This limited operating history and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by recently formed companies. The risks and difficulties that we face include challenges in accurate internal financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories and greater resources. An investor should not assume that our limited historical performance is indicative of future results.

3.

We operate in a highly competitive industry with low barriers to entry and may be unable to compete successfully against existing or new competitors.

The executive search market is extremely competitive and highly fragmented with limited barriers to entry. We compete with many local, regional and national executive search firms, many of which have much greater financial and technical resources than do we. In addition, there are increasing numbers of Internet-based competitors. Our industry is very price competitive. Competitors sometimes reduce their fees in order to attract clients. We expect that the level of competition will remain high, which could limit our ability to maintain or increase our market share or profitability.

We believe that there has been a significant tendency of companies to consolidate their staffing and executive search services purchases with a single provider or small group of providers. The trend to consolidate purchases has, in some cases, made it more difficult for us to obtain or retain customers. We also face the risk that our current or prospective customers may decide to provide similar services internally. As a result, there can be no assurance that we will not encounter increased competition in the future.

We may not be able to continue to compete effectively with existing or potential competitors. Our inability to meet these competitive challenges could have an adverse impact on our business, financial condition and results of operations.

4.

Our business is significantly affected by fluctuations and anticipated fluctuations in general economic conditions.

Demand for executive search services is significantly affected by the general level of economic activity in the United States. Any significant economic downturn or anticipated economic downturn in the United States could have a material adverse effect on our business, financial condition and results of operations.

5.

Much of our business is likely to come from referrals from satisfied customers. Our success depends on our ability to maintain our professional reputation and brand name. Negative information spread about us is likely to reduce or eliminate those referrals and cause our business to fail.

We depend on our overall reputation and name recognition to secure new engagements. We obtain and are likely to continue obtaining many of our new engagements from existing clients or from referrals by those clients. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation and brand name could seriously harm our business, financial condition and results of operations.

6.

We currently complete a limited number of engagements in a year. Our revenues and operating results fluctuate significantly from quarter to quarter, which may cause our stock price to decline.

We earn our revenues upon successfully placing candidates. For the period October 10, 2006 through June 30, 2007, we placed five candidates. Successful placements do not occur evenly throughout the year. Several may take place in a single quarter, while none may occur in a different quarter.

Closing a limited number of engagements also means that we depend on a small number of clients, none of whom have an obligation to continue using our services. Our sales revenue for the period from October 10, 2006 (inception) through June 30, 2007 was derived from three unrelated customers:

Name	Amount	Percent

Arkwright, Inc.	$17,000	12.38%
Covalence Adhesives	15,800	11.51%
Mapei Corporation	104,500	76.11%

Total	$137,300	100.00%

Our sales revenue for the three months ended September 30, 2007 was $31,250 and was entirely derived from a single placement to an unrelated customer, Catch Data Systems.

As a result of these and other factors, we believe that period-to-period comparisons of our operating results are not meaningful in the short term and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

7.

Laurence is and will continue to be completely dependent on the services of our founder and president, Frederick L. Sliva, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Laurence’s operations and business strategy are completely dependent upon the knowledge and contacts of Frederick L. Sliva, our president.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations will likely fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.   We will fail without Mr. Sliva or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Sliva naming us as the beneficiary when and if we obtain the resources to do so and Mr. Sliva remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

8.

Frederick L. Sliva, our chief executive and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Frederick L. Sliva has no meaningful financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

9.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following  the  effective  date of our  registration  statement  of which  this prospectus is a part,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8760 on December 15, 2006, we will be required, beginning with our fiscal year ending June 30, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended June 30, 2008. Furthermore, in the following fiscal year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

10.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

11.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (89,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Laurence because the shares may be issued to parties or entities committed to supporting existing management.

12.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of Laurence.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (89,000,000) common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of Laurence.

13.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us. Given our limited resources, payments of this type may preclude us from developing our business and may cause us to be unable to continue in business..

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup and may result in us being unable to finance our normal business obligations which may cause us to cease operations.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

14.

Currently, there is no established  public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Laurence and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #15 below.

15.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least 6 months may, under certain conditions, sell all or any of his shares without volume limitation in brokerage transactions.  Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each 3 months. As a result of revisions to Rule 144 made in December 2007 and effective 60 days from publication, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least 6 months.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

16.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by by FINRA.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of not less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

17.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

18.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

19.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

20.

All 1,596,100 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,596,100 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to the date of this Prospectus either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

21.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 84% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

22.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

23.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In October 2007, Laurence sold 700,000 shares of its common stock to 39 people for $700. Of the 700,000 shares, 40,000 (0.4%) of all outstanding shares were sold to a director and a person directly related to a director and 300,000 (3%) shares were sold to our counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

 We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 1,596,100 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At January 7, 2008, we had 40 shareholders.

Of the total outstanding shares, 9,300,000 shares were issued to Frederick L. Sliva, our president and founder upon our re-incorporation in Nevada in September 2007 in exchange for all outstanding shares in a Massachusetts corporation then wholly owned by him. The newly-issued shares were recorded to reflect the $.001 par value and paid-in capital was recorded as a negative amount ($9,300).  In other words, no net value was assigned to these shares.

An additional 700,000 shares were issued to 39 additional shareholders at $.001 per share for $700 in cash in October 2007.  The shareholders include minor children whose shares were purchased by their parents and given to them. With the exception of such minor children these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.  We believe that three of these shareholders are accredited investors.  Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of the minor children heretofore referred to) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description.  All transactions were negotiated in face-to-face or telephone discussions between us and the individual purchaser, (exclusive of the aforesaid minor children) each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  Laurence has made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Laurence.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.3 to our registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records. All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of January 7, 2008 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holder	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to Laurence or Affiliates
Frederick L. Sliva	9,300,000	900,000	8,400,000 84.0%	President, Chief Executive Officer, Chief Financial Officer and Chairman
Arthur R. Lawson	30,000	29,900	100	Director
Carol Lawson	10,000	9,900	100	Wife of Arthur Lawson
Gary B. Wolff	300,000	299,900	100	Counsel to Laurence
[2]Bill Irwin	10,000	9,900	100	Shareholder only
[2]Barbara Irwin	10,000	9,900	100	Shareholder only
[2]Justin Irwin	10,000	9,900	100	[2]Minor child of Bill & Barbara Irwin
John Schulte	10,000	9,900	100	Shareholder only
[3]Andrea Toussaint	10,000	9,900	100	Shareholder only
Brennan Toussaint	10,000	9,900	100	[3]Minor child of Andrea Toussaint
Don Palmieri	10,000	9,900	100	Shareholder only
Andrew Lawson	10,000	9,900	100	Shareholder only
Barry Toussaint	10,000	9,900	100	Shareholder only
Jackie Toussaint	10,000	9,900	100	Shareholder only
Kim Hayes	10,000	9,900	100	Shareholder only
[4]Jeff Toussaint	10,000	9,900	100	Shareholder only
[4]Heidi Toussaint	10,000	9,900	100	Shareholder only
Harlan Toussaint	10,000	9,900	100	[4]Minor child of Jeff & Heidi Toussaint
Ayla Toussaint	10,000	9,900	100	[4]Minor child of Jeff & Heidi Toussaint
Nancy Toussaint	10,000	9,900	100	Shareholder only
[5]Mike Toussaint	10,000	9,900	100	Shareholder only
[5]Gretchen Toussaint	10,000	9,900	100	Shareholder only
[5]Tyler Toussaint	10,000	9,900	100	[5]Minor child of Mike & Gretchen Toussaint
[5]Kailyn Toussaint	10,000	9,900	100	[5]Minor child of Mike & Gretchen Toussaint
[5]Julia Toussaint	10,000	9,900	100	[5]Minor child of Mike & Gretchen Toussaint
[6]Stephen Toussaint	10,000	9,900	100	Shareholder only
[6]Lisa Toussaint	10,000	9,900	100	Shareholder only
Owen Toussaint	10,000	9,900	100	[6]Minor child of Stephen & Lisa Toussaint
Victor Smith	10,000	9,900	100	Shareholder only
Sheila Smith	10,000	9,900	100	Shareholder only
Alexandra Smith	10,000	9,900	100	Shareholder only
Peter Kearns	10,000	9,900	100	Shareholder only
Paula Kearns	10,000	9,900	100	Shareholder only
Bob Solomon	10,000	9,900	100	Shareholder only
Tracy Solomon	10,000	9,900	100	Shareholder only
Laura Bouley	10,000	9,900	100	Shareholder only
[7]Rich Demers	10,000	9,900	100	Shareholder only
[7]Kyle Demers	10,000	9,900	100	[7]Minor child of Rich Demers
[7]Matthew Demers	10,000	9,900	100	[7]Minor child of Rich Demers
Art Tuveson	10,000	9,900	100	Shareholder only

	10,000,000	1,596,100	8,403,900

____________________________

2The number of shares indicated as being owned by Bill and Barbara Irwin do not include those 10,000 shares owned by their minor child.

3The number of shares indicated as being owned by Andrea Toussaint do not include those 10,000 shares owned by her minor child.

4The number of shares indicated as being owned by Jeff & Heidi Toussaint do not include those 20,000 shares owned by their minor children

5The number of shares indicated as being owned by Mike & Gretchen Toussaint do not include those 30,000 shares owned by their minor children.

6The number of shares indicated as being owned by Stephen & Lisa Toussaint do not include those 10,000 shares owned by their minor child.

7The number of shares indicated as being owned by Rich Demers do not include those 20,000 shares owned by his minor children.

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Frederick L. Sliva, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Sliva’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He, nevertheless, is offering approximately 9.7% of his shareholder interest (900,000 shares out of his total holdings of 9,300,000 shares) in this offering (9% of all outstanding common shares)..  As an officer/control person of Laurence, Mr. Sliva may not avail himself of the provisions of Rule 144.

Selling Stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in October 2007 for $.001 per share. Our president, who is deemed to be an underwriter must offer his shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in October 2007. All of our outstanding shares were issued at $.001 per share in October 2007 except for those 9,300,000 shares issued to our president at the time we incorporated in Nevada in exchange for all of the outstanding shares of our then Massachusetts company then owned solely by our President.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has filed a Rule 211 application with FINRA on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of the registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has filed an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Laurence common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of Laurence common stock that could be sold by our non-affiliated stockholders pursuant to Rule 144 (once we are eligible therefor) would be an aggregate of 660,000 shares which may be sold by our 37 other shareholders (excluding our president who, as an underwriter, as well as our other director and the latter’s spouse) may not utilize Rule 144) each commencing on or about October 31, 2008.  Additionally, our other director, an affiliate, may only sell up to 1% of all outstanding Company common stock each 3 months.

Laurence has agreed to register 1,596,100 shares of the 10,000,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any Registration Rights Agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were founded on October 10, 2006. At January 7, 2008, we had one employee, our founder and president, Frederick L. Sliva, who devotes fulltime to us.

We are an executive search firm that specializes in serving the paper, film, coating, converting, and packaging industries. Although we specialize in retainer searches, we also do searches on a contingency basis. Most of our searches involve assisting clients to identify and hire management, technical, marketing and supervisory personnel with annual salaries generally ranging from $100,000 to $300,000.

A summary of our operations for the period from October 10, 2006 (inception) through June 30, 2007 follows:

Sales	$137,330

Costs and Expenses:
Compensation	56,478
Referral fees and other costs	24,351
General and administrative	30,898
Start-up	15,240

Total	$126,967

Income before Income Taxes	$10,333

Sales – Our sales revenue for the period October 10, 2006 (inception) through June 30, 2007 was derived from placing five candidates with three unrelated customers:

Name	Amount	Percent

Arkwright, Inc.	$17,000	12.38%
Covalence Adhesives	15,800	11.51%
Mapei Corporation	104,500	76.11%

Total	$137,300	100.00%

Our typical terms for a successful placement are a fee-for-service charge equal to 25% to 30% of the position's first year base annual salary. Closing a limited number of engagements also means that we depend on a small number of clients, none of whom have an obligation to continue using our services.

Compensation – All compensation was paid to Frederick L. Sliva, our president.

Referral fees and other cost – consists principally of payments made to unaffiliated referral sources as finders’ or referral fees.   These fees relate to payments made to unaffiliated individuals who introduced us to placement candidates or executive search opportunities that resulted in us earning fees.

.

General and administrative – consists of the following:

Rent	$5,500
Insurance, principally health	9,083
Communications	3,530
Start-up fees	10,000
Other	2,785
Total	$30,898

Start-up fees  relate payments made to unrelated independent contractors who assisted us with to the initial planning process in setting up our business and its incorporation process.

A summary of our operations follows for the three months ended September 30, 2007 (unaudited):

Sales	$31,205
Costs and Expenses:
Compensation	14,690
General and administrative	11,826
Total	$26,516

Income before income taxes	$4,734

Sales – Our sales revenue for the three months ended September 30, 2007 was derived from a single placement to an unrelated customer, Catch Data Systems.

Compensation – All compensation was paid to Frederick L. Sliva, our president.

Referral fees – We did not incur any finder or referral fees during the three months ended September 30, 2007.

General and administrative – consists of the following:

Rent	$3,523
Insurance, principally health	3,201
Communications	1,987
Professional fees	2,115
Other	1,000
Total	$11,826

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

Laurence will pay all costs relating to this offering estimated at $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Laurence until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Laurence has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between Laurence, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.  We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus provided that our costs of being a public company remain equal to or below the maximum estimate provided below.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Laurence because the shares may be issued to parties or entities committed to supporting existing management.

In October 2007, Laurence sold 700,000 of its common stock to 39 people for $700. Of the 700,000 shares, 40,000 (0.4%) of all outstanding shares were sold to a director and a person directly related to a director and 300,000 (3%) shares were sold to our counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recent Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8760 on December 15, 2006. Commencing with our annual report for the year ended June 30, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end; and

▪

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting;

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In July 2006, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation  No. 48 (FIN No. 48) "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Laurence does not expect that this interpretation will have a material impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for Laurence’s financial statements issued in 2008; however, earlier application is encouraged. Laurence is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106 and 132(R)” (“SFAS No. 158”).  SFAS No. 158 requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and the recognition of changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires the measurement of the funded status of a plan as of the date of the year-end statement of financial position. We do not anticipate that the adoption of this statement will have a material effect on our financial condition and results of operations.

On February 15, 2007, the FASB issued Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. We do not anticipate that the adoption of this statement will have a material effect on our financial condition and results of operations.

The FASB, the Emerging Issues Task Force (the “EITF”) and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of June 30, 2007 that will become effective in subsequent periods; however, management of Laurence does not believe that any of those pronouncements would have significantly affected Laurence’ financial accounting measurements or disclosures had they been in effect during 2007, and it does not believe that any of those pronouncements will have a significant impact on Laurence’s financial statements at the time they become effective.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business. However, we believe that employers generally tend to seek fewer new candidates during July and August and during the period from Thanksgiving through New Year’s.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

BUSINESS

We were founded as a Massachusetts corporation on October 10, 2006 and became a corporation under the laws of the State of Nevada on September 28, 2007.  At January 7, 2008, we had one fulltime employee, our founder and president, Frederick L. Sliva, who devotes fulltime to us.

We are an executive search firm that specializes in serving the paper, film, coating, converting, and packaging industries. Although we specialize in retainer searches, we also do searches on a contingency basis. Most of our searches involve assisting clients to identify and hire management, technical, marketing and supervisory personnel with annual salaries generally ranging from $100,000 to $300,000.

Our president, Frederick L. Sliva, has 11 years of experience in the executive search industry, having risen to vice president of Management Recruiters International, a private firm located in Boston, MA. Prior to that, Mr. Sliva was an executive in the paper industry.

Description of the Business Operations

We operate out of an office in South Hadley, MA but serve companies all over the United States. In our business we need to develop leads on:

•

Companies seeking an executive or manager for a specific position; and

•

Potential candidates capable of filling the available executive or management position.

Our primary source of obtaining leads concerning available openings for an executive or manager is the base of contacts built up by Mr. Sliva.  He uses this base of contacts to network, principally by telephone or email, through which he obtains leads and introductions to other individuals and companies.  This network, together with referrals from former clients and follow-on assignments, are the most important aspects of our business development activities.

Mr. Sliva also "cold calls" companies in industries that he knows well to inquire about possible opportunities.  In some instances, he "cold calls" a company with a strong candidate to introduce on a speculative basis in an effort to demonstrate the strength of his candidate base and knowledge of the specific industry. In these cases, the purpose is to make the potential client aware of our services for future engagements.

Locating candidates to fill positions is done through three primary means.

•

We place ads on public Internet websites. The ads are somewhat vague as to the company seeking a candidate and other details but of sufficient substance to elicit qualified respondents.  The websites that are primarily used are: Monster.com (cost ~$350/ad), Ladders.com (free), Ritesite.com (cost ~$50/month), and jobthread.com (free). We run ads for specific positions known to us and also to develop candidates for future positions.

•

Mr. Sliva uses his network of candidates from previous searches and placements to generate leads and referrals. In some cases, we work with third parties on a fee basis.

•

We also use subscription databases and directories to identify potential candidates or referral sources and then “cold call” these potential candidates or referral sources.  For the pulp and paper and packaging industries, we use Lockwood's Directory. We also use multi-industry directories of managers and executives such as Zoom Information.

Nature of engagements

We perform searches on exclusive or nonexclusive bases. In an exclusive search, we are the only firm seeking a candidate for a client. In a nonexclusive search, we are one of several firms seeking a candidate.  Since inception, most of our searches have been nonexclusive. In both cases, we discuss with the client the job description and the preferred qualifications and experience of the potential candidate. However, all of our placements were either formally exclusive or informally exclusive in that the client was not working with any other competitive firm. Through January 7, 2008, the clients with whom we placed candidates were located in Florida, Kentucky, Rhode Island and New Hampshire.

Our typical terms for a successful placement are a fee-for-service charge equal to 25% to 30% of the position's first year base annual salary. The fee-for-service charge is due on the date the candidate commences employment. We have negotiated arrangements where the fee is paid in two installments at 30 day intervals. We will refund the full service charge paid if the candidate referred by us leaves the hiring company within his or her first 30 days of employment for any reason other than reduction in work force. After 30 days and within ten weeks from the date of starting work, the refund will be prorated on the basis of 10% for each remaining week in the warranty period.  If the candidate referred by us leaves the hiring company for any reason other than reduction in work force within six months of his/her start date but after the 30-day full refund and the 10-week prorated refund periods end, we will undertake the search to replace this individual at no charge to the client. Through January 7, 2008, we have had no cases in which we have had to refund fees or perform new searches at no charge.

In cases where we have not been retained or granted an exclusive search, we generally limit our prescreening of candidates to a telephone interview. If a candidate is interviewed by the client and is being actively considered for an offer, a client will often, but not always, ask us to perform reference checks prior to an offer being extended.

In cases where we have been retained or granted an exclusive search, the parameters of our procedures are determined in negotiation with the client at the outset of the search. The initial telephone screening of candidates in these cases may often be followed by a face-to-face interview with Mr. Sliva before we present a potential candidate to the client. We may be asked to perform reference checks prior to an offer being extended.  Performing reference checks generally do not incur significant incremental out-of-pocket costs.  The costs relate to correspondence and telephone calls and are not reimbursable to us.

Competition

The executive search market is extremely competitive and highly fragmented with limited barriers to entry. We compete with many local, regional and national executive search firms, many of which have much greater financial and technical resources than do we. In addition, there are increasing numbers of Internet-based competitors.  As a practical matter, every executive search firm in the country is a potential competitor.  We also face the risk that our current or prospective customers may decide to provide similar services internally through placing ads in newspapers or on their own and/or public Websites.

Our industry is very price competitive. Competitors sometimes reduce their fees in order to attract clients. We expect that the level of competition will remain high, which could limit our ability to maintain or increase our market share or profitability. We believe that there has been a significant tendency of companies to consolidate their staffing and executive search services purchases with a single provider or small group of providers. The trend to consolidate purchases has, in some cases, made it more difficult for us to obtain or retain customers. As a result, there can be no assurance that we will not encounter increased competition in the future.

It is also becoming increasingly difficult to compete against competitors with national presences because of economic factors. Housing and cost of living costs in many parts of the country have become very high in relation to other parts of the country. It is very difficult to convince strong candidates living in less costly areas of the country to consider opportunities in more costly areas. Competitors located across the country often have greater access to candidates who may not have to relocate to accept a new position.

We compete based on the knowledge and skills of Mr. Sliva. We may not be able to continue to compete effectively with existing or potential competitors. Our inability to meet these competitive challenges could have an adverse impact on our business, financial condition and results of operations.

Intellectual Property

We have no patents or trademarks.

Employees

At January 7, 2008, we had one fulltime employee, Frederick L. Sliva, our founder and president. Mr. Sliva devotes fulltime to us. There are no written employment contracts or agreements. Our other director Arthur R. Lawson serves as corporate secretary but performs no other functions for us and receives no compensation for serving as corporate secretary or a director.  He may, in the future, receive compensation for services rendered in the event that his role expands.

Property

Our office and mailing address is 130 College Street, Suite 200A, South Hadley, MA 01075. We pay monthly rent of $1,100 to an unrelated party for use of these facilities. There is no written lease.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Frederick L. Sliva	65	President, CEO, CFO, principal financial officer, treasurer and chairman
Arthur R. Lawson	65	Secretary and director

Frederick L. Sliva – Founded us in October 2006 and has been our president, chief executive officer, chief financial officer and chairman since inception.  Mr. Sliva was employed as an account executive and rose to vice president at Management Recruiters International, a private company located in Boston, MA, from 1996 to 2003. He was an independent consultant from 2003 until founding us in October 2006. Mr. Sliva is a graduate of Western New England University.

Arthur R. Lawson - Mr. Lawson founded St. Art Construction, a private construction company located in Agawam, MA engaged in residential building and remodeling, in 1971. He became a director in our Company in October 2007.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.

Currently we have only two officers and two directors (the same persons) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on June 30, 2008. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers dependent upon services rendered.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Laurence board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by Laurence for any expenses incurred in attending directors' meetings provided that Laurence has the resources to pay these fees.  Laurence will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the September 28, 2007 board of directors’ approval and subsequent stockholder approval, Laurence adopted our 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  At the time of the approval, Mr. Sliva was our sole shareholder and director. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of January 7, 2008.

As previously indicated, the board of directors, on September 28, 2007, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Laurence and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to Laurence are gained by an option program such as the Plan that includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the Laurence Associates Consulting, Inc. 2007 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Laurence and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Laurence.  Directors, officers and other employees of Laurence and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries, if any.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Summary Compensation Table

The following table shows, for the period from October 10, 2006 (inception) through June 30, 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Frederick L. Sliva, [1] President, CEO, CFO, Director	2007	56,478	-0-	-0-	-0-	-0-	-0-	-0-	56,478

[1] There is no employment contract with Mr. Sliva at this time. Nor are there any agreements for compensation in the future.   Mr. Sliva’s compensation has not been fixed or based on any percentage calculations. He has received the level of compensation each month that permitted us to meet our obligations. Mr. Sliva’s compensation amounts will be more formalized if and when his annual compensation reaches $100,000.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at June 30, 2007.

PRINCIPAL SHAREHOLDERS

As of January 7, 2008, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of January 7, 2008, of all directors and executive officers of Laurence; and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Frederick L. Sliva	9,300,000	93.0%
Arthur R. Lawson	40,000 (c)	0.4%

Officers and Directors as a group ( 2 members)	9,340,000(c)	93.4%
(a) The address for each person is 130 College Street, Suite 200A, South Hadley, MA 01075.

(b) Unless otherwise indicated, Laurence believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Includes 10,000 shares owned by Carol Lawson, the wife of Arthur Lawson, in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Mr. Lawson disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to him by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Laurence is Frederick L. Sliva, our president.

Laurence has entered into an agreement regarding our president lending funds to us if necessary (Exhibit 10.2).  No amounts were outstanding under this agreement as of June 30, 2007.  A summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  Exhibit 10.2 is filed as part of our registration statement of which this prospectus is a part.

In October 2007, we sold 700,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. Of the 700,000 shares, 40,000 (0.4%) of all outstanding shares were sold to a director and a person directly related to a director and 300,000 (3%) shares were sold to our counsel.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were founded as a Massachusetts corporation on October 10, 2006 and became a corporation under the laws of the State of Nevada on September 28, 2007. Laurence is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Laurence’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 99,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding January 7, 2008 that are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Laurence, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Our president, who is deemed to be an underwriter must offer his shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB ..  In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders (excepting for our President who is considered to be an underwriter) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

_____________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Laurence to a broker-dealer as principal and the broker-dealer is acting as underwriter, Laurence will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders.  Accordingly, a prospectus supplement will be filed under these circumstances.

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a 6 month holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer.  Because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement in October, 2007 the shares of our common stock covered by this registration statement have met the 6 month holding period as of April 28, 2008.

c.

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of  1% of the securities of the class outstanding as shown by the most recent statement of the issuer; (There is no 1% limitation applied to non-affiliate sales).

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 5,000  shares/units or has an aggregate sale price in excess of $50,000, the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least 6 months has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on April 28, 2008 (excepting for our president who, as an underwriter, may not utilize Rule 144).

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Laurence who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (excepting as relates to Laurence’s president, (Frederick L. Sliva), its other director, (Arthur R. Lawson) and the latter’s spouse;

or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company assuming all NASD questions relating to its Rule 211 process are answered accurately and satisfactorily.  The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Securities Exchange Act of 1934  establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Laurence shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Laurence with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. Mr. Wolff is a Selling Shareholder.

EXPERTS

The financial statements of Laurence Associates Consulting, Inc. as of June 30, 2007 and for the period from October 10, 2006 (inception) through June 30, 2007, included in this prospectus have been audited by independent registered public accounting firm and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim period ended September 30, 2007 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Laurence became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Laurence Associates Consulting, Inc.

130 College Street, Suite 200A

South Hadley, MA 01075

LAURENCE ASSOCIATES CONSULTING, INC.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Laurence Associates Consulting, Inc.

South Hadley, MA

We have audited the accompanying balance sheet of Laurence Associates Consulting, Inc. as of June 30, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from October 10, 2006 (inception) through June 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laurence Associates Consulting, Inc. as of June 30, 2007 and the results of its operations and its cash flows for the period from October 10, 2006 (inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

November 8, 2007

LAURENCE ASSOCIATES CONSULTING, INC.

Balance Sheet

June 30, 2007

ASSETS

Current Assets:
Cash	$3,608
Accounts receivable	31,250
Prepaid expenses	1,100
Total current assets	35,958

TOTAL ASSETS	$35,958

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accrued expenses	$27,175
Total current liabilities	27,175

Stockholders' Equity:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock: $0.001 par value; 99,000,000 shares authorized; 9,300,000 shares issued and outstanding	9,300
Additional paid-in capital	(9,300)
Retained earnings	8,783
Total stockholders’ equity	8,783

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,958

See accompanying notes to the financial statements.

LAURENCE ASSOCIATES CONSULTING, INC.

Statement of Operations

For the Period from October 10, 2006 (inception) through June 30, 2007

Sales	$137,300

Costs and Expenses:
Compensation	56,478
Referral fees and other costs	24,351
General and administrative	30,898
Start-up	15,240
126,967

Income before income taxes	10,333

Provision for income taxes	1,550

Net income	$8,783

Net income per common share - basic and diluted	$0.00

Weighted average number of common shares outstanding - basic and diluted	9,300,000

See accompanying notes to the financial statements.

LAURENCE ASSOCIATES CONSULTING, INC.

Statement of Stockholders’ Equity

For the Period from October 10, 2006 (inception) through June 30, 2007

	Common Shares	Amount	Additional Paid-in Capital	Retained Earnings	Total

Shares issued at inception, October 10, 2006	9,300,000	$9,300	$(9,300)	$-	$-

Net income	-	-	-	8,783	8,783

Balance, June 30, 2007	9,300,000	$9,300	$(9,300)	$8,783	$8,783

See accompanying notes to the financial statements.

LAURENCE ASSOCIATES CONSULTING, INC.

Statement of Cash Flows

 For the Period from October 10, 2006 (inception) through June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,783
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in accounts receivable	(31,250)
Increase in prepaid expenses	(1,100)
Increase in accrued expenses	27,175
Net Cash Provided by Operating Activities	3,608

NET INCREASE IN CASH	3,608

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$3,608

See accompanying notes to the financial statements.

LAURENCE ASSOCIATES CONSULTING, INC.

Notes to the Financial Statements

June 30, 2007

NOTE 1 -ORGANIZATION

Laurence Associates Consulting, Inc. (the “Company”) was founded as a Massachusetts corporation on October 10, 2006 and became a corporation under the laws of the State of Nevada on September 28, 2007. This transaction was accounted for as a reorganization of entities under common control. The accompanying financial statements and all disclosures have been prepared as if the Company had its current corporate capital structure as of inception.

The Company is an executive search firm that specializes in serving the paper, film, coating, converting, and packaging industries. Although it specializes in retainer searches, it also does searches on a contingency basis. Most of its searches involve assisting clients to identify and hire management, technical, marketing and supervisory personnel with annual salaries generally ranging from $100,000 to $300,000.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on June 30.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Basic and Diluted Income Per Common Share

Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented.

e.   Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition.  The Company recognizes revenue when a referred candidate commences employment with a client and the Company has an agreement as to the fee-for-service to be paid. Fee revenue from recruitment activities is generally 25% to 30% of the estimated first year compensation.  Fee revenue is recognized when earned.  Revenue recognition is deferred for the first 30 days with 40% recognized on day 31 and an additional 10% being recognized over the next six weeks, the prorated refund period..  The Company also assesses each open placement to estimate the likelihood of making refunds or providing additional services and recording an appropriate allowance based on that assessment. At June 30, 2007, no allowance was required.

f.  Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount, not of allowances for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.  Bad debt expense is included in general and administrative expenses.

Outstanding account balances are reviewed individually for collectibility.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance sheet credit exposure to its customers.  The Company determined that there was no allowance for doubtful accounts at June 30, 2007.

g.   Advertising

Advertising costs are expensed as incurred.

h.   Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

There were no significant differences between income reported for financial reporting purposes and income reported for income tax purposes for the period from October 10, 2006 (inception) through June 30, 2007.

i.   Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8760 on December 15, 2006. Commencing with the Company’s Annual Report for the year ending June 30, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting. Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48 “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN No. 48”). This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the SEC staff issued Accounting Bulletin No. 108 “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative factors are considered, is material. SAB No. 108 is effective in any report for an interim period of the first fiscal year ending after November 15, 2006 with early application of the guidance is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 “Fair Value Measurement” ("SFAS No. 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, FASB issued FASB Statement No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106 and 132(R)” (“SFAS No. 158”).  SFAS No. 158 requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and the recognition of changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires the measurement of the funded status of a plan as of the date of the year-end statement of financial position. SFAS No. 158 is effective as of the end of the fiscal year ending after December 15, 2006 for an employer with publicly traded equity securities. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

The Company was incorporated as a Massachusetts corporation on October 10, 2006 and became a Nevada corporation on September 28, 2007, at which time 9,300,000 shares of common stock were issued to the Company’s president. The shares were recorded to reflect the $.001 par value and paid-in capital was recorded as a negative amount ($9,300).  In other words, no net value was assigned to these shares.

NOTE 4 – CONCENTRATION OF RISK

The Company’s sales revenue for the period October 10, 2006 (inception) through June 30, 2007 were derived from three unrelated customers:

Name	Amount	Percent

Arkwright, Inc.	$17,000	12.38%
Covalence Adhesives	15,800	11.51%
Mapei Corporation	104,500	76.11%

Total	$137,300	100.00%

NOTE 5 – SUBSEQUENT EVENTS

In October 2007, 700,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share. Of the 700,000 shares sold, 40,000 (0.4%of total outstanding shares) of those shares were sold to a director and a person directly related to a director and 300,000 (3%) shares were sold to the Company’s counsel.

Stock Option Plan

Pursuant to a September 28, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.   The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2017.

No options have been issued or are outstanding under the Plan.

Agreement with President

The Company will incur costs estimated at $65,000 relating to the preparation and filing of a Registration Statement.  This amount will be paid as and when necessary and required. The Company will also attempt to settle a portion of the amounts due using noncash consideration.  The President of the Company has agreed to loan it the funds to cover the balance of these outstanding fees to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when the Company has the financial resources to do so.

LAURENCE ASSOCIATES CONSULTING, INC.

Balance Sheet

September 30, 2007

(Unaudited)

ASSETS

Current Assets:
Cash	$21,561
Other current asset	5,000
Total current assets	26,567

TOTAL ASSETS	$26,567

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accrued expenses	$13,760
Total current liabilities	13,760

Stockholders' Equity:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock: $0.001 par value; 99,000,000 shares authorized; 9,300,000 shares issued and outstanding	9,300
Additional paid-in capital	(9,300)
Retained earnings	12,807
Total stockholders’ equity	12,807

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,567

See accompanying notes to the financial statements.

LAURENCE ASSOCIATES CONSULTING, INC.

Statement of Operations

For the Three Months Ended September 30, 2007

(Unaudited)

Sales	$31,250

Costs and Expenses:
Compensation	14,690
General and administrative	11,826
Total	$26,516

Income before income taxes	4,734

Provision for income taxes	710

Net income	$4,024

Net income per common share - basic and diluted	$0.00

Weighted average number of common shares outstanding - basic and diluted	9,300,000

See accompanying notes to the financial statements.

LAURENCE ASSOCIATES CONSULTING, INC.

Statement of Cash Flows

 For the Three Months Ended September 30, 2007

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,024
Adjustments to reconcile net income to net cash provided by operating activities:
Change in net operating assets	13,935
Net Cash Provided by Operating Activities	17,959

NET INCREASE IN CASH	17,959

CASH AT BEGINNING OF PERIOD	3,608
CASH AT END OF PERIOD	$21,567

See accompanying notes to the financial statements.

LAURENCE ASSOCIATES CONSULTING, INC.

Notes to the Financial Statements

September 30, 2007

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month period ended September 30, 2007 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - CONCENTRATION OF RISK

The Company’s sales revenue for the three months ended September 30, 2007 was derived from a single placement to an unrelated customer, Catch Data Systems.

NOTE 3 -SUBSEQUENT EVENTS

In October 2007, 700,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share. Of the 700,000 shares sold, 40,000 (0.4% of total outstanding shares) of those shares were sold to a director and a person directly related to a director and 300,000 (3% of total outstanding shares) shares were sold to the Company’s counsel.

Agreement with President

The Company will incur costs estimated at $65,000 relating to the preparation and filing of a Registration Statement.  This amount will be paid as and when necessary and required. The Company will also attempt to settle a portion of the amounts due using noncash consideration.  The President of the Company has agreed to loan it the funds to cover the balance of these outstanding fees to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when the Company has the financial resources to do so.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2008 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,596,100 Shares

Laurence Associates Consulting, Inc.

Common Stock

PROSPECTUS

__ , 2008

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$0.63
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,399.37

Total	$65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 26

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

Of the total outstanding shares, 9,300,000 shares were issued to Frederick L. Sliva, the Company’s president and founder upon our incorporation in Nevada in September 2007 in exchange for all outstanding shares in a Massachusetts corporation then owned solely by him.

In October 2007, an additional 700,000 shares were issued to 39 additional shareholders at $.001 per share for $700 in cash.  These shareholders include minor children whose shares were purchased by their parents and given to them.  With the exception of such minor children, these stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 39 shareholders (exclusive of the minor children heretofore referred to) who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser (exclusive of the minor children) and met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. Laurence has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Laurence.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently.  Each investor signed the same form of Investment Letter.  A form of that Investment Letter is filed as Exhibit 10.3 to this registration statement.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

ITEM 27

EXHIBITS

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Gary B. Wolff, P.C.
10.1	2007 Non-Statutory Stock Option Plan
10.2	Agreement between Laurence Associates Consulting, Inc., its president and its counsel
10.3	Form of Investment Letter
23.1	Consent of Li & Company, PC
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.1*	Consent of Li & Company, PC
23.2*	Consent of Gary B. Wolff, PC (included in Exhibit 5.1)
23.1b	Consent of Li & Company, PC
23.2b	Consent of Gary B. Wolff, PC. (included in Exhibit 5.1)

*   Filed with Pre-Effective Amendment No. 1.

** Filed with Pre-Effective Amendment No. 2.

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28

UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date.  If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of South Hadley, Commonwealth of Massachusetts on the 19th day of January 2008.

Laurence Associates Consulting, Inc.

/s/ Frederick L. Sliva
By: Frederick L. Sliva, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Frederick L. Sliva		January 7, 2008
By: Frederick L. Sliva Chief Executive Officer	President, CEO, CFO, Principal Financial Officer , Treasurer and Chairman

/s/ Arthur R. Lawson		January 7, 2008
By: Arthur R. Lawson	Secretary and Director